                                                                    EXHIBIT 10.7

                          DATED                 1998
                          --------------------------



                     MCI WORLDCOM GLOBAL NETWORKS U.S. INC



                                      and



                         MFS CABLECO (BERMUDA) LIMITED



                                      and



                           EQUITEL BANDWIDTH LIMITED



               -------------------------------------------------



                        TRANSMISSION CAPACITY AGREEMENT



               -------------------------------------------------

                                     INDEX



          1.    Interpretation                                      1

          2.    Provision of Capacity                               4

          3.    Acceptance Testing                                  5

          4.    Performance Levels                                  6

          5.    Payment                                             6

          6.    Use of Capacity                                     7

          7.    Warranties                                          7

          8.    Liability                                           8

          9.    Term and Termination                                9

          10.   Force Majeure                                      10

          11.   Confidentiality                                    10

          12.   Assignment and Subcontracting                      11

          13.   Publicity                                          11

          14.   Severability                                       11

          15.   Variation                                          11

          16.   Partnership                                        12

          17.   Waiver                                             12

          18.   Notices                                            12

          19.   Entire Agreement                                   12

          20.   Governing Law                                      12

          21.   Counterparts                                       13

                SCHEDULE 1 - Technical Specifications              14

                SCHEDULE 2 - Operations and Maintenance Procedures 16

                SCHEDULE 3 - Charges                               20

                SCHEDULE 4 - Performance Levels                    21

                        TRANSMISSION CAPACITY AGREEMENT

THIS AGREEMENT is made the       day of           1998

BETWEEN:

(1) MCI WORLDCOM GLOBAL NETWORKS U.S., INC, whose registered office at 9 East Lookerman Street, Dover, Kent, Delaware 19901 USA; and

     MFS CABLECO (BERMUDA) LIMITED whose registered office is at Clarendon House, 2 Church Street, Hamilton, Bermuda, (together with MCI WorldCom Global Networks U.S., Inc, jointly and severally referred to herein as "MCI-WorldCom"); and

(2) EQUITEL BANDWIDTH LIMITED, whose registered office is at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands (the "Customer").

WHEREAS

(A) MCI-WorldCom owns or has an interest in international telecommunications facilities across Europe and the USA.

(B) The Customer wishes to acquire from MCI-WorldCom transmission capacity over such facilities between the Sites, as defined herein.

NOW IT IS HEREBY AGREED as follows:

1.    Interpretation

1.1. The words and phrases used in this Agreement shall, unless otherwise expressly provided, have the meanings ascribed to them below:

      "Acceptance Certificate" means an acceptance certificate in the form provided by MCI-WorldCom to the Customer from time to time;

      "Acceptance Tests" means the tests set out in the Test Specification, to be conducted by MCI-WorldCom in accordance with Clause 3;

      "Act" means the Telecommunications Act 1984 (as amended or substituted from time to time);

      "Activation Request Form" means an activation request form in the form provided by MCI-WorldCom to the Customer from time to time;

      "Additional Unit" means, in relation to the Capacity, the fourth Unit of Capacity as described in Schedule 1;

      "Agreement" means this Agreement together with the Schedules hereto;

      "Annual Charge" means, in relation to each Unit of Capacity, the amount specified in Schedule 3, payable to MCI-WorldCom in accordance with Clause 5, and "Annual Charges" shall be construed accordingly;

      "Associated Company" means, in relation to a party, and subsidiary and holding company of such party and any subsidiary of such holding company (the terms "holding company" and "subsidiary" being as defined in sections 736 and 736A Companies Act 1985);

      "Business Days" means any days excluding Saturdays and Sundays on which commercial banks are open for business in the country where the relevant notice is to be delivered or when the relevant activity is to be performed;

      "Cable Lifetime" means the lifetime of the Gemini fibre optic submarine and terrestrial cable system as set forth in the C&MA;

      "Capacity" means the point to point transmission capacity provided between the Sites, as detailed in Schedule 1;

      C&MA" means the construction, operation and maintenance agreement for the Gemini fibre optic submarine and terrestrial cable system, as amended from time to time by Gemini Submarine Cable System Limited in accordance with the terms thereof;

      "Charges" means, together, the Purchase Price, the Option Price and the Annual Charges;

      "Confidential Information" means all information (whether written, oral or in electronic format) designated as such by the disclosing party, together with all such other information which relates to the business, affairs, customers, products, developments, trade secrets, know-how and personnel of the disclosing party which may reasonably be regarded as the confidential information of the disclosing party;

      "Customer Network" means the telecommunications infrastructure owned and operated by the Customer (or by any Associated Company thereof) under an applicable regulatory authority;

      "Demarcation Point" means that point at which MCI-WorldCom Network is connected to the Customer Network for the purpose of the provision of capacity hereunder as specified in Schedule 1;

      "Emergency Works" has the meaning ascribed thereto in the Act;

      "EquiTel Customer" means a third party with whom the Customer has entered into an agreement for the grant of rights to a Unit of Capacity provided hereunder and whose details have been provided to MCI-WorldCom in writing in accordance with Clause 4.1, and "EquiTel Customers" shall be construed accordingly;

      "Fault" means a material defect, fault or impairment in the Capacity duly notified to MCI-WorldCom in accordance with Schedule 2;

      "Force Majeure" means any cause beyond a party's reasonable control affecting the performance by that party of its obligations hereunder including (to the extent that such events are beyond the affected party's reasonable control), but not limited to, acts of God, insurrection or civil disorder, war or military operations, national or local emergency, acts or omissions of Government, regulatory or highway authority, industrial disputes of any kind (not involving that party's employees), fibre cuts, fire, flood, lightning, explosion, subsidence, inclement weather and acts or omissions of persons or bodies (other than an EquiTel Customer) beyond the reasonable control of the affected party;

      "IRU" means the "indefeasible right of use" in a Unit of Capacity for the Cable Lifetime;

      "LIBOR Rate" means the arithmetic mean of the offered rates of leading banks for London Interbank deposits expressed as a rate per annum, for deposits in US Dollars for six months as displayed on the LIBOR page of the Reuters Monitor Money Rate service at or about 11:00am on the date on which the LIBOR Rate is to be determined:

      "MCI-WorldCom Network" means the Service Equipment and any other infrastructure used by MCI-WorldCom to provide the Capacity;

      "Operations and Maintenance Procedures" means those procedures set out in
      Schedule 2;

      "Option Price" means the amount payable by the customer to MCI-WorldCom in respect of the provision to the Customer of the Additional Unit of Capacity, as such amount is specified in Schedule 3;

      "Project Manager" means the representatives nominated by each of the Parties in accordance with Clause 2.3;

      "Purchase Price" means the amount payable by the Customer to MCI-WorldCom in respect of the provision to the Customer of the Capacity (other than the Additional Unit), as such amount is specified in Schedule 3;

      "RFS Date" means, in respect of each Unit of Capacity, the date upon which the Acceptance Tests shall have been successfully completed in respect of such Unit of Capacity as evidenced by the signature by each of the parties of an Acceptance Certificate in relation thereto, whether actual or deemed in accordance with Clause 3.9;

      "Scheduled Maintenance" means the planned works to be conducted by or on behalf of MCI-WorldCom in order to maintain or repair the Capacity as notified to the Customer and affected EquiTel Customers in accordance with
      Schedule 2 or otherwise agreed between the parties;

      "Service Equipment" means the multiplex or other equipment provided by MCI-WorldCom and installed at a Site to enable the Customer to receive the Capacity;

      "Site" means:

      (a) for all Units of Capacity other than the Additional Unit, each of 60 Hudson Street, New York, USA, and the Porthcurno cable station, Cornwall, England; and

      (b) for the Additional Unit, each of 60 Hudson Street, New York, USA, and MCI-WorldCom, Aylesbury Street (UK2), London, England, and

      "Sites" shall be construed accordingly;

      "Target Date" means that date with effect from which the Customer has requested that the Capacity be activated, in accordance with Clause 2.5;

      "Technical Specification" means the technical specification set out in
      Schedule 1 hereto;

      "Test Specification" means the test specification set out in Schedule 4 hereto;

      "Unit" means, in relation to the Capacity, a transmission channel comprising a VC-4 container interfaced at STM-1 level, and "Units" shall be construed accordingly.

1.2. References in this Agreement to "MCI-WorldCom", "the Customer" and "EquiTel Customers" shall include their respective employees, agents, successors (whether by operation of law or otherwise) and permitted assigns.

1.3. The headings are included in this Agreement for ease of reference only and shall not affect the interpretation or construction of this Agreement.

1.4. References in this Agreement to Clauses and Schedules shall be deemed to be references to the Clauses of and Schedules to this Agreement.

2.    Provision of Capacity.

2.1. With effect from the date of signature of this Agreement and throughout the term of this Agreement, MCI-WorldCom shall, subject to the Customer complying with all its obligations and undertakings under this Agreement, reserve the Capacity (other than the Additional Unit) exclusively for the Customer.

2.2. In consideration for the obligations and undertakings of the Customer set out in this Agreement and with effect from the RFS Date in respect of each Unit of Capacity, MCI-WorldCom shall grant the Customer an IRU in such Capacity between the Sites and shall make such Capacity available to the Customer from the applicable RFS Date during the term of this Agreement.

2.3. Each party shall, as soon as reasonably practicable following execution of this Agreement, nominate a Project Manager who shall be that party's representative for all operational matters. Each party shall notify the other party and keep the other party notified of any change in the identity of such Project Manager.

2.4.  The Customer shall be entitled;

      2.4.1. in the case of all Units other than the Additional Unit, at any time following the execution of this Agreement; and

      2.4.2.  in the case of the Additional Unit, before 30 June 1999,

      by delivery to MCI-WorldCom of a duly completed Activation Request Form, to request the activation of any or all Units of Capacity between the Sites, provided that the Customer has entered into a prior agreement with a third party end user for the grant of an IRU in such Unit of Capacity to such third party in accordance with Clause 12.4.

2.5. Any Activation Request Form delivered by the Customer to MCI-WorldCom in accordance with Clause 2.4 shall specify, in respect of each Unit of Capacity, the identity of the third party end user of such Unit and the date on which the Customer requires activation of such Unit of Capacity;

      2.5.1. in respect of all Units other than the Additional Unit, being a date no later than 30 June 1999; and

      2.5.2. in respect of the Additional Unit, being a date no later than 31 July 1999 or such other date as may be agreed between the parties.

      Provided that such date is not less than 30 Business Days' following the date of delivery of such Activation Request Form to MCI-WorldCom, such date shall be the Target Date for such Unit of Capacity. If the Customer has failed to notify MCI-WorldCom in respect of any Unit of Capacity (other then the Additional Unit) in accordance with this Clause 2.5, the Target Date for that Unit of Capacity shall be 30 June 1999. If the Customer has failed to notify MCI-WorldCom in respect of the Additional Unit prior to 30 June 1999, the Customer's right to call for that Additional Unit shall expire. MCI-WorldCom acknowledges that if no Activation Request Form is delivered to it by the Customer in respect of the Additional Unit prior to 30 June 1999, the Customer shall be under no obligation to pay the Option Price.

2.6. MCI-WorldCom shall use its reasonable endeavors to ensure that the RFS Date for each Unit of Capacity occurs on or prior to the applicable Target Date.

2.7. MCI-WorldCom shall liaise with the Project Manger appointed by the Customer in accordance with Clause 2.3 and shall notify such Project Manager not less than bi-monthly of any delays which it reasonably believes are likely to occur in a RFS Date.

2.8. In the event that MCI-WorldCom shall fail, within a period of eight weeks following the applicable Target Date in respect of each Unit of Capacity, to activate such Unit of Capacity (or in the event that MCI-WorldCom shall notify the Customer, in accordance the Clause 2.7, that the applicable
      RFS Date is likely to occur following the expiry of such eight week period) the Customer shall be entitled to notify MCI-WorldCom in writing, such notice to take effect immediately on receipt, that it no longer requires delivery of such Unit of Capacity, in which case MCI-WorldCom shall following the date of service of such notice refund to the Customer any percentage of the Purchase Price already paid by it in relation to such Unit of Capacity and, save in respect of any liability arising up to the date of such notice, neither party shall have any further obligations in relation to the provision of such Unit of Capacity.

2.9. The Customer acknowledges that MCI-WorldCom may from time to time revise or vary any aspect of the Capacity save that the Capacity and each Unit shall notwithstanding such variation remain compliant with the terms of this Agreement, including, without limitation, the Technical Specification.

3.    Acceptance Testing

3.1. MCI-WorldCom shall, following the delivery to it of a notice in accordance with Clause 2.4, install the Service Equipment at the Sites.

3.2. Following the installation by MCI-WorldCom of the Service Equipment it shall perform the Acceptance Tests in relation to the Service Equipment and the relevant Unit of Capacity in accordance with the Test Specification.

3.3. MCI-WorldCom shall notify the Customer (through the Project Manager appointed in accordance with Clause 2.3) of its intention to conduct Acceptance Tests.

3.4. MCI-WorldCom shall notify the Customer of the successful completion of the Acceptance Tests by delivery to the Customer of and Acceptance Certificate duly signed on behalf of MCI-WorldCom and shall provide to the Customer a copy of the results of such Acceptance tests.

3.5. The Customer shall be entitled upon delivery to it of an Acceptance Certificate in accordance with Clause 3.4 to perform such testing of the Capacity as it may require to demonstrate compliance of the Capacity with the Technical Specification.

3.6. The Customer shall, within a five day period following the date of the receipt of the Acceptance Certificate in accordance with Clause 3.4 either:

      3.6.1. confirm to MCI-WorldCom its acceptance of the Capacity by its counter-signature of such Acceptance Certificate, and such date shall be the RFS Date (such confirmation not to be unreasonably withheld); or

      3.6.2. notify MCI-WorldCom of those aspects of the Capacity which it does not believe to be compliant with the Technical Specification and provide to MCI-WorldCom together with such notice the results of the testing conducted by it evidencing such non-compliance.

3.7. In the event that the Customer shall notify MCI-WorldCom in accordance with Clause 3.6.2, MCI-WorldCom shall perform such works as shall be required to remedy such defects as are notified to it. Upon the completion of such works the provisions of Clauses 3.2-3.9 shall apply.

3.8. In the event that any defects notified to MCI-WorldCom in accordance with Clause 3.6.2 shall be attributable to the equipment of the Customer or otherwise to the act or omission of the Customer, MCI-WorldCom shall be entitled to invoice the Customer for any costs reasonably incurred in investigating and remedying such defects in accordance with Clause 3.7, such invoice being payable in accordance with Clause 5.6 and the date of signature by MCI-WorldCom of the Acceptance Certificate shall be the RFS Date.

3.9. In the event that the Customer shall fail within the timescales set out in Clause 3.6 to deliver a notice to MCI-WorldCom, it shall be deemed to have accepted such Capacity and to have counter-signed the Acceptance Certificate on the date of signature of such Acceptance Certificate by MCI-WorldCom. The date of signature of such Acceptance Certificate by MCI-WorldCom shall be the RFS Date.

4.    Operations and Maintenance Procedures

4.1. The Customer shall promptly notify MCI-WorldCom in writing of the details of any third party with whom with the Customer has entered into an agreement for the grant of rights to any Unit of Capacity provided hereunder. Such details are to include:

      4.1.1.  identification of the relevant Unit of Capacity;

      4.1.2. the address, telephone number and fax number of the third party's local network operations centre or equivalent; and

      4.1.3. the name, title, address, telephone number and fax number of the appropriate contact person at that network operations centre or equivalent.

      MCI-WorldCom shall have no obligation to comply with the Operations and Maintenance Procedures in respect of the performance of Scheduled Maintenance and Emergency Works and the reporting and rectification of Faults in respect of such third party unless and until MCI-WorldCom has received written notification of the third party details in accordance with this Clause 4.1.

4.2. Subject to Clause 4.1, the parties shall comply, and the Customer shall procure the compliance of the EquiTel Customers, with the Operations and Maintenance Procedures in respect of the performance of Scheduled Maintenance and Emergency Works and the reporting and rectification of Faults.

4.3. MCI-WorldCom shall furnish the Capacity and shall cause the Capacity to be maintained in accordance with the terms of the C&MA.

5.    Payment

5.1. In consideration for the obligations and undertakings of MCI-WorldCom set out in this Agreement, the Customer shall pay the Charges in accordance with the provisions of this Clause 5.

5.2. MCI-WorldCom shall be entitled to invoice the Customer for the Purchase Price on or after the date of signature hereof.

5.3. MCI-WorldCom shall be entitled to invoice the Customer for the Option Price on or after the RFS Date for the Additional Unit.

5.4. MCI-WorldCom shall be entitled to invoice the Customer for the Annual Charges annually in advance on or about 1 January of each year. Liability for payment of the Annual Charge due in respect of each Unit of Capacity shall commence on the relevant RFS Date. The Annual charges for the partial year commencing on the RFS Date shall be pro-rated. MCI-WorldCom shall be entitled to invoice the Customer for such pro-rated amount on the RFS Date for each Unit of Capacity.

5.5. The Annual Charges shall be increased, on a compound basis, by 3.5 per cent on 1 January 2000 and annually thereafter.

5.6. The Customer shall make payment for all Charges or other amounts duly invoiced to it in accordance with this Clause 5 within thirty (30) days of the date of delivery to it of an invoice.

5.7. The Customer acknowledges that the Charges are exclusive of VAT (or such other similar taxes as may be levied from time to time) which shall be invoiced to and payable by the Customer in accordance with this Clause 5.

5.8. MCI-WorldCom shall be entitled to charge and receive interest on any sums other than the Purchase Price which are overdue at the rate of 3% above the LIBOR Rate until the date of payment in full, whether before or after any judgment. Such interest shall be calculated and shall accrue on a daily basis.

5.9. Subject to Clause 5.10, MCI-WorldCom shall be entitled to charge and receive interest on:

      5.9.1. that portion of the Purchase Price applicable to two Units of Capacity, if such amount has not been paid in full on or by the earlier of:

              (a)  30 June 1990; or

              (b) a date three Business Days after the later of: (i) the date on which the customer receives payment from any third party to whom it has granted rights to such Unit of Capacity of the purchase price in full for such Unit, and (ii) the RFS Date; and

      5.9.2. that portion of the Purchase Price applicable to the third Unit of Capacity, if such amount has not been paid in full on or by the earlier of:

              (a)  31 July 1999; or

              (b) a date three Business Days after the later of: (i) the date on which the Customer receives payment from any third party to whom it has granted rights to such Unit of Capacity of the purchase price in full for such Unit, and (ii) the RFS Date, at the rate of 3% above the LIBOR Rate, calculated from the invoice due date of the Purchase Price until the date of payment in full, whether before or after any judgment. Such interest shall be calculated and shall accrue on a daily basis.

5.10. In the event that the Customer shall, by notice to MCI-WorldCom, request activation of a Unit of Capacity on or prior to a Target Date being a date prior to 30 June 1999 and the RFS Date in respect of such Unit of Capacity is delayed beyond that date due to MCI-WorldCom'd default, then, notwithstanding the provisions of Clause 5.9, MCI-WorldCom shall only be entitled to charge and receive interest on the portion of the Purchase Price relating to such Unit of Capacity from the later of the date specified in Clause 5.9 in respect of such Unit of Capacity and the RFS Date. Such interest shall be at the rate of 3% above the LIBOR Rate, calculated from the invoice due date of the Purchase Price until the date of payment in full, whether before or after any judgment, and shall be calculated and shall accrue on a daily basis.

6.    Use of Capacity

6.1. The Customer shall provide to MCI-WorldCom such information as MCI-WorldCom may reasonably require to enable it to perform its obligations under this Agreement.

6.2. The Customer acknowledges that where the provision by MCI-WorldCom of the Capacity shall require the modification of any equipment of the Customer or EquiTel Customer, MCI-WorldCom shall not be liable for the performance of any works entailed in effecting such modification and such works shall be the sole responsibility of and shall be performed at the sole expense of the Customer or relevant EquiTel Customer.

7.    Warranties

7.1. MCI-WorldCom represents to, warrants and covenants with the Customer as follows:

      7.1.1. MCI-WorldCom is duly organised and validly existing under the laws of its State or jurisdiction of organisation, and has the requisite authority to execute this Agreement and to perform its obligations hereunder;

      7.1.2. This Agreement constitutes a valid and binding obligation of MCI-WorldCom, enforceable against MCI-WorldCom in accordance with its terms;

      7.1.3. MCI-WorldCom has obtained, and shall use commercially reasonable efforts to maintain in good standing, all such consents, approvals, licenses, permits and other approvals, both governmental and private, as may be necessary (as at the date of performance) to permit MCI-WorldCom to perform its obligations under this Agreement; and

      7.1.4. MCI-WorldCom shall perform its obligations under this Agreement in a manner consistent with applicable law.

7.2. Save as expressly provided herein, no warranties, conditions, representations or agreements are expressed or implied by MCI-WorldCom in relation to the Capacity. Notwithstanding anything of the contrary in this Agreement, MCI-WorldCom does not warrant or represent the Capacity will be fault-free and any implied warranties and conditions of any nature are hereby expressly excluded.

7.3. The Customer represents to warrants and covenants with MCI-WorldCom as follows:

      7.3.1. The Customer is a limited liability company, duly organised and validly existing under the laws of its State or jurisdiction of organisation, is qualified to do business in all jurisdictions (domestic and foreign) in which such qualification is required by applicable law, and has the requisite authority to execute this Agreement and to perform its obligations hereunder;

      7.3.2. This Agreement constitutes a valid and binding obligation of the Customer, enforceable against the Customer in accordance with its terms;

      7.3.3. There are no pending and, to the Customer's knowledge, no threatened claims, actions, suits, audits, investigations or proceedings by or against the Customer which could have an adverse effect on the Customer's ability to perform its obligations under this Agreement;

      7.3.4. The Customer has obtained, and shall use commercially reasonable efforts to maintain in good standing, and shall ensure that all third parties with whom it has entered into an agreement for the purchase or use of part or all of the Capacity have so obtained and so maintain, all such consents, approvals, licenses, permits and other approvals, both governmental and private, as may be necessary (as at the date of performance) to permit the Customer to perform its obligations under this Agreement and to permit the Customer and such third parties to acquire and use the Capacity;

      7.3.5. The Customer shall not create or permit to exist, any liens, encumbrances or charges to be placed upon the Capacity or the Customer's rights under this Agreement other than liens, encumbrances or charges of financial institutions or others against the Customer's assets generally in connection with financing arrangements by the Customer;

      7.3.6. The Customer shall perform its obligations under this Agreement and use the Capacity in a manner consistent with applicable law, and shall not use the Capacity, or permit the Capacity to be used, for any illegal purpose or in any other unlawful manner; and

      7.3.7. The Customer shall use the Capacity and shall cause all other persons using the Capacity to use such Capacity in such a manner so as not to cause any interruption of, or interference to, the MCI-WorldCom Network or the use of any other capacity on the MCI-WorldCom Network.

8.    Liability

8.1. Subject to Clause 8.3 and save in respect of any amounts due and owing in accordance with Clause 5 and save in respect of any liability arising out of a party's wilful act or omissions, but notwithstanding anything else in this Agreement, each party's liability to the other in contract, tort (including negligence or breach of statutory duty) or otherwise arising in connection with this Agreement shall be limited to:

      8.1.1. one million pounds ((pound sign)1,000,000) per event or series of connected events, and

      8.1.2. two million pounds ((pound sign)2,000,000) in any twelve (12) month period.

8.2. Subject to Clause 8.3 but notwithstanding anything else in this Agreement, neither party shall in any event be liable to the other in contract, tort (including negligence or breach of statutory duty) or otherwise for indirect or consequential losses under of arising in connection with this Agreement including, but not limited to, loss of business, revenues, anticipated savings or profit.

8.3. Nothing in this Agreement shall be deemed to limit either party's liability in respect of death or personal injury caused by or arising from that party's negligence or of fraud.

8.4. Should any limitation or provision contained in this Clause 8 be held to be invalid under any applicable statute or rule of law, it shall to that extent be deemed omitted.

9.    Term, Termination and Suspension

9.1. This Agreement shall come into effect on the date hereof and shall, subject to earlier termination in accordance with this Clause 9 or Clause 10.5, continue in effect for the Cable Lifetime.

9.2. Either party may terminate this Agreement by service on the other party of notice in writing, having effect forthwith, if the other party shall become insolvent or have an administrator or administrative receiver appointed over a substantial part of its assets or go into liquidation (whether compulsory or voluntary) otherwise than for the purpose of amalgamation or reconstruction or shall make any agreement with its creditors or have any form of execution or distress levied upon a substantial part of its assets or cease to carry on business, PROVIDED THAT, if the Customer has paid the Purchase Price or Option Price, as applicable, to MCI-WorldCom in full in respect of any Unit of Capacity in accordance with this Agreement and MCI-WorldCom is the terminating party under this Clause 9.2, then:

      9.2.1. MCI-WorldCom shall give the customer seven (7) days notice in writing of termination under this Clause 9.2;

      9.2.2. the Customer shall be entitled to assign and transfer its rights and obligations under this Agreement in respect of such Unit if Capacity to the relevant EquiTel Customer (if any), provided that during such notice period:

              (a) the Customer gives MCI-WorldCom written notice of such assignment; and

              (b) such EquiTel Customer enters into an agreement with MCI-WorldCom to MCI-WorldCom's reasonable satisfaction whereby such EquiTel Customer agrees to be bound by the terms of this Agreement; and

      9.2.3 the rights of each EquiTel Customer to any Unit of Capacity validly assigned by the Customer to that EquiTel Customer in accordance with Clause 9.2.2 shall be unaffected by and survive termination of this Agreement.

9.3. Either party may terminate this Agreement by service on the other party of not less than thirty (30) days notice in writing specifying a material breach by the other party of a material obligation (other than an obligation to pay the Charges) and requiring that the breach is remedied, providing that the breach is not remedied during such period.

9.4. In the event that MCI-WorldCom has not received payment in full of the Annual Charge in respect of a Unit of Capacity on the applicable due date, MCI-WorldCom shall be entitled to suspend service across such Unit of Capacity on giving seven (7) Business Days' notice in writing to the Customer. MCI-WorldCom shall restore service across such Unit of Capacity only on receipt0t by MCI-WorldCom of payment by the Customer of that annual Charge, together with a restoration fee of 25% of such annual Charge. In the event that the overdue Annual Charge and restoration fee are not paid on or by 1 January of the year following the date of the notice of suspension of service, MCI-WorldCom shall be entitled to revoke the IRU granted in respect of such Unit of Capacity, with immediate effect.

9.5. Subject to Clause 9.6, MCI-WorldCom shall be entitled to revoke the IRU granted in respect of a Unit of Capacity on giving seven (7) seven Business Days' notice in writing to the Customer:

      9.5.1. in respect of each of the first two Units of Capacity activated by MCI-WorldCom, in the event that MCI-WorldCom has not received that portion of the Purchase Price applicable to such Unit of Capacity on or by the earlier of:

              (a)  30 June 1999; or

              (b) a date three Business Days after the later of: (i) the date on which the Customer receives payment from any third party to whom it has granted rights to such Unit of Capacity of the purchase price in full for such Unit, and (ii) the RFS Date;

      9.5.2. in respect of the third Unit of Capacity activated by MCI-WorldCom, in the event that MCI-WorldCom has not received the Purchase Price in full on or by the earlier of:

              (a)  31 July 1999; or

              (b) a date three Business Days after the later of: (i) the date on which the Customer receives payment from any third party to whom it has granted rights to such Unit of Capacity of the purchase price in full for such Unit, and (ii) the RFS Date; and

      9.5.3. in respect of the Additional Unit of Capacity, in the event that MCI-WorldCom has not received the Option Price in full within thirty (30) days of the applicable due date (as determined in accordance with Clause 5.6), and the Customer shall within thirty (30) days of such notice of revocation pay MCI-WorldCom a cancellation fee of 20% of the portion of the Purchase Price applicable to each Unit of Capacity (other than the Additional Unit) to which such revocation notice applies. The Customer acknowledges that the obligation to pay any cancellation fee in accordance with this Clause
      9.5 is a material obligation for the purposes of Clause 9.3.

9.6. In the event that the Customer shall, be notice to MCI-WorldCom, request activation of a Unit of Capacity (other than the Additional Unit) on or prior to a Target Date being a date prior to 30 June 1999 and the RFS Date in respect of such Unit of Capacity is delayed beyond that date due to MCI-WorldCom's default, then, notwithstanding Clauses 9.5.1 and 9.5.2, MCI-WorldCom shall only be entitled to serve notice of revocation on the customer in accordance with Clause 9.5 on or after the later of the date specified in Clause 9.5 in respect of such Unit of Capacity and the RFS Date.

9.7. Clauses 7, 8, this Clause 9.7 and Clauses 11, 13 and 20 shall continue in full force and effect notwithstanding termination of this Agreement.

9.8. Termination of this Agreement shall not operate as a waiver of any breach by a party of any of the provisions hereof and shall be without prejudice to any rightful remedies of either party which may arise as a consequence of such breach or which may have accrued hereunder up to the date of such termination.

10.   Force Majeure

10.1. Subject to Clauses 10.2, 10.3 and 10.4, any delay or failure to perform an obligation under this Agreement by a party (the "affected party") shall not constitute a breach of this Agreement to the extent that it is caused by an event of Force Majeure.

10.2. The affected party shall promptly notify the other party in writing of the estimated extent and duration of the inability to perform its obligations.

10.3. Upon the cessation of the event of Force Majeure, the affected party shall promptly notify the other party in writing of such cessation.

10.4. The affected party shall use all reasonable endeavors to mitigate the effect of each event of Force Majeure.

10.5. If, following three months from the date of notification under Clause 10.2, the event of Force Majeure persists, the unaffected party may forthwith terminate this Agreement by service of notice in writing on the affected party.

11.   Confidentiality

11.1 Subject to Clauses 11.2 and 11.3, in respect of Confidential Information disclosed to it by the other party, each party shall:

      11.1.1. only use such Confidential Information for the purposes of this Agreement;

      11.1.2. only disclose such confidential Information to a third party with the prior written consent of the other party; and

      11.1.3. ensure that any third party, to which Confidential Information is disclosed under Clause 11.1.2, executes a confidentiality undertaking on the terms of this Clause 11.

11.2. The provisions of Clause 11.1 shall not apply to any Confidential Information which:

      11.2.1. is in or comes into the public domain other than by default of the recipient party;

      11.2.2. is or has already been independently generated by the recipient party;

      11.2.3. is in the possession of or is known by the recipient party prior to its receipt from the disclosing party; or

      11.2.4. is properly disclosed pursuant to and in accordance with a relevant statutory or regulatory obligation or (with the prior consent of either party, such consent not to be unreasonably withheld) to obtain or maintain any listing on a stock exchange.

11.3. Either party may disclose the Confidential Information provided to it to any Associated Company and to its professional advisors if and to the extent that such disclosure is required in the performance of its obligations hereunder.

12.   Assignment and Subcontracting

12.1. Subject to Clause 9.2, this Agreement is personal to the parties hereto and neither party shall, without the prior consent in writing of the other (such consent not to be unreasonably withheld or delayed), assign, charge or otherwise deal with the whole or any part of this Agreement or its rights or obligations hereunder other than to or in favour of any Associated Company of such party.

12.2. In the event of an assignment under Clause 12.1, the assignor shall ensure that:

      12.2.1. not less than fourteen (14) days' prior notice in writing of such assignment is given to the other party; and

      12.2.2. the assignee shall enter into an agreement with the other party whereby the assignee shall agree to be bound by the terms of this Agreement and, if required by the other party, the assignor shall guarantee the performance of this Agreement by the assignee.

12.3. Either party may delegate the performance of its obligations hereunder to any Associated Company. Such party shall, notwithstanding such delegation, remain liable to the other party for the acts and omissions of such Associated Company as if they were its own acts and omissions.

12.4. MCI-WorldCom agrees that the Customer shall be entitled to grant rights to one or more Units of Capacity to other licensed or legally qualified third party end users, provided that:

      12.4.1. such grant is conditional on the Customer making available to MCI-WorldCom the terms and conditions of such grant (other than price), such terms and conditions to reflect underlying terms and conditions of this Agreement to MCI-WorldCom's reasonable satisfaction;

      12.4.2. such third parties shall meet with MCI-WorldCom's prior reasonable approval; and

      12.4.3. MCI-WorldCom receives the benefit of the representations, warranties and covenants in Clause 7.3 from that third party in relation to itself.

      Notwithstanding any grant by the Customer of the Capacity to a third party, the Customer shall remain liable for the performance of its obligations hereunder.

12.5. In the event that the Customer grants rights to one or more Units of Capacity pursuant to Clause 12.4, for the purposes of administering the network operation centre of the Gemini cable network (the "NOC"), the Customer shall notify MCI-WorldCom of such grant and shall provide MCI-WorldCom with the following information: (a) the name and address of the grantee or assignee; (b) the interest in the Capacity transferred; (c) the name, address, telephone number, facsimile number and e-mail address of the person (including appropriate escalation parties and procedures) authorised on behalf of the grantee or assignee to interact with the NOC;
      (d) a certification by the Customer that, notwithstanding such grant, the Customer shall be fully liable for the performance of all its obligations under this Agreement; and (e) any other information as MCI-WorldCom may reasonably request.

13.   Publicity

      Neither party shall without the prior approval in writing of the other (such approval not to be unreasonably withheld) directly or indirectly make any release or statement to the press, radio, television or other media in any way connected with this Agreement.

14.   Severability

14.1. The invalidity or unenforceability for any reason of any part of this Agreement shall not prejudice or affect the validity or enforceability of the remainder of this Agreement.

14.2. If further lawful performance of this Agreement or any part of it shall be made impossible by the final judgement or final order of any court of competent jurisdiction, commission or government agency or similar authority having jurisdiction over either party, the parties shall forthwith use their reasonable endeavours to agree amendments to this Agreement so as to comply with such judgement or order.

15.   Variation

      No variation, modification or addition to or cancellation of any provision of this Agreement shall be effective unless agreed in writing by a duly authorised representative of MCI-WorldCom and of the Customer.

16.   Partnership

      Nothing herein shall be deemed to constitute a partnership or joint venture between the parties or to constitute one party the agent of the other for any purpose whatsoever.

17.   Waiver

      Failure by either party at any time to enforce any of the provisions of this Agreement shall neither be construed as a waiver of any rights or remedies hereunder nor in any way affect the validity of this Agreement or any part of it. No waiver shall be effective unless given in writing and no waiver of a breach of this Agreement shall constitute a waiver of any antecedent or subsequent breach.

18.   Notices

18.1. Any notice required or authorised by this Agreement shall be in writing sent by prepaid registered post or facsimile transmission (immediately confirmed by post) and shall be deemed to have been received forty-eight
      (48) hours after such posting or transmission. Any such notices shall be addressed as follows:

      to MCI-WorldCom:                       to the Customer:
      ----------------                       ----------------
      WorldCom International Limited         EquiTel Bandwidth Limited
      14 Grays Inn Road                      1, Rue du Bugnon
      London WC1X 8HN                        PO Box 53
      Attention: General Counsel             1299 Crans
      Fax: 0171 750 3993                     Vaud
      Copy to: Account Manager (EquiTel)     Switzerland
                                             Attention: Neal Collier
      Copy to: WorldCentre MCI-WorldCom      Fax: 0041 22 776 7963
      Daniel Goedkoop Straat 729
      1096 BD                                Copy to: Ian Hickson
      Amsterdam                              Director, Legal Services
      The Netherlands                        Fax: 0171 493 3524
      Fax: 0031 20 711 7117

18.2. Either party may amend its address and facsimile number specified in Clause 18.1 by notice to the other party.

19.   Entire Agreement

      This Agreement constitutes the entire understanding between the parties relating to the Capacity and supersedes all previous agreements, understandings or commitments between the parties or representations or warranties made by either party whether oral or written with respect to the Capacity. Each party warrants to the other that it has not relied on any such agreement, understanding, commitment, representation or warranty (whether oral or in writing) in entering into this Agreement.

20.   Governing Law

20.1. This Agreement shall be governed and construed in accordance with English law.

20.2. The parties hereby submit to the non-exclusive jurisdiction of the English Courts.

21.   Counterparts

      This Agreement may be executed in counterparts and shall, if signed by an authorised signatory of each of the parties hereto, be deemed to have been duly executed.

AS WITNESS the hands of the duly authorised representatives of the parties at the date first above written


                               } for and on behalf of
     [illegible]
                               } MCI WorldCom Global Networks U.S., Inc.



                               } for and on behalf of
     [illegible]
                               } MFS CableCo (Bermuda) Limited



      /s/ M. Collier           } for and on behalf of
      M. Collier
      FOR EATON TRUST LTD      } EquiTel Bandwidth Limited



                                     -17-